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EXHIBIT 10.3


                                 PROMISSORY NOTE



U.S. $100,000.00                                                   June 19, 2000
                                                                   Manalapan, NJ


         FOR VALUE RECEIVED, STRATUS SERVICES GROUP, INC., a Delaware corporation (hereinafter referred to as the "Maker") promises to pay to the order of OUTSOURCE INTERNATIONAL OF AMERICA, INC., a Florida corporation (hereinafter referred to as the "Lender") at 1690 South Congress Avenue, Suite 210, Delray Beach, Florida, 33445, or at such address as Lender may designate from time to time, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), together with interest thereon at the rate of eight and one-half percent (8 1/2%), payable in twelve (12) equal monthly payments in the amount of Nine Thousand Sixty and 54/100 Dollars ($9,060.54) each, commencing January 1, 2001 and monthly thereafter on the 1st day of each month, with the final installment, together with all accrued and unpaid interest, due and payable on December 1, 2001 (the "Maturity Date").

         This Note is made pursuant to the provisions of that certain asset purchase agreement, dated as of June 16, 2000, by and between the Maker and Lender (the "Asset Purchase Agreement"). The capitalized terms herein not otherwise defined, shall have the meaning given to such terms in the Asset Purchase Agreement.

         In the event that the Maker sells or otherwise disposes of substantially all of the Assets or sells the Acquired Business, as those terms are defined in the Asset Purchase Agreement, then, in such event, said sale or disposition shall be deemed an event of default hereunder.

         Payments of the amounts due hereunder shall be made in lawful money of the United States which shall be legal tender in payment of all debts, public and private, at the time of payment.

         Maker will be in default under this Note if it fails to make payment of any installment within ten (10) days of the applicable due date. Upon the Maker's default, the late installment shall be subject to a five percent (5%) late charge.

         Upon any default under this Note, with such default continuing for a period of thirty (30) days after written notice to the Maker of such default, the unpaid principal shall, at the option of the Lender, become immediately due and payable and interest will accrue at an annual rate equal to the lesser of eighteen percent (18%) or the maximum rate of interest permitted by applicable law. Failure to exercise this right to accelerate the Maturity Date, shall not constitute a waiver of Lender's right to exercise the same in the event of any subsequent default. Any property of the Maker or of any endorser held by the Lender hereof may be applied by the Lender to any sums due and unpaid pursuant to this Note.

         As to this Note and any other instruments securing the indebtedness, the Maker and all guarantors and endorsers severally waive all notice of acceleration, presentment, protest and demand, dishonor and non-payment of this Note, and expressly agree that the maturity of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker and all guarantors and endorsers.


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         Should it become necessary to collect this Note through an attorney, the Maker and any surety, endorser or guarantor of this Note hereby agree to pay all costs and expenses of collection, including reasonable attorneys' fees and any attorneys' fees incurred in appellate, bankruptcy or post-judgment proceedings.

         This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. The Maker agrees to submit to the jurisdiction of any court which Lender may select in Monmouth County, New Jersey to enforce the terms of this Note.

         The Maker acknowledges and agrees that this Note has been signed and delivered in exchange for valuable consideration.

         This Note may be prepaid in whole or in part at any time prior to the Maturity Date without penalty.

         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The term "Maker" as used herein in every instance shall include the heirs, executors, administrators, successors, legal representatives and assigns of Maker.

                                      STRATUS SERVICES GROUP, INC.

Attest:

/s/ J. Todd Raymond                   By: /s/ Joseph J. Raymond
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                                          Joseph J. Raymond, President and CEO